SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2015

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Monday, December 28, 2015, the Board of Directors of LCNB Corp. (“LCNB”) announced that Stephen P. Wilson will retire as Chief Executive Officer of LCNB and its subsidiary, LCNB National Bank, effective December 31, 2015. Following his retirement, Mr. Wilson will continue to serve as Chairman of the Boards of Directors of LCNB and LCNB National Bank. Additionally, to assist with the transition to his successor, Mr. Wilson will continue to be employed by the Bank through June 30, 2016.

LCNB issued a press release with respect to Mr. Wilson’s retirement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In connection with Mr. Wilson’s retirement, the Board of Directors has appointed Steve P. Foster to the position of Chief Executive Officer of LCNB and LCNB National Bank. Mr. Foster will assume these offices on January 1, 2016. Mr. Foster, who is 63, has served as President of LCNB and LCNB National Bank since 2008 and a Director of the same since 2005, and will continue to serve in such capacities following his appointment as Chief Executive Officer. Mr. Foster will receive a base salary consistent with LCNB’s current executive compensation practices and continue to receive benefits materially similar to those disclosed in LCNB’s Definitive Proxy Statement, filed with the SEC on March 13, 2015.

There are no arrangements or understandings between Mr. Foster and any other person pursuant to which he was selected to be an officer of LCNB, nor are there any transactions between LCNB and Mr. Foster that are reportable under Item 404(a) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Press release dated December 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: December 28, 2015	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer